Exhibit 99.1

MAXIMUS, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Quarter Ended								Year Ended
	Dec. 31,	Percentage	Mar. 31,	Percentage	Jun. 30,	Percentage	Sept. 30,	Percentage	Sept. 30,	Percentage
	2013	of Revenue	2014	of Revenue	2014	of Revenue	2014	of Revenue	2014	of Revenue

Health Services	$216,544		$230,953		$228,703		$230,450		$906,650
U.S. Federal Services	82,040		92,645		76,550		90,605		341,840
Human Services	108,008		115,417		114,646		114,351		452,422
Revenue	406,592		439,015		419,899		435,406		1,700,912

Health Services	168,350		179,337		173,803		171,432		692,922
U.S. Federal Services	53,728		59,393		51,918		66,008		231,047
Human Services	78,598		79,613		81,575		85,034		324,820
Cost of revenue	300,676		318,343		307,296		322,474		1,248,789

Health Services	48,194	22.3%	51,616	22.3%	54,900	24.0%	59,018	25.6%	213,728	23.6%
U.S. Federal Services	28,312	34.5%	33,252	35.9%	24,632	32.2%	24,597	27.1%	110,793	32.4%
Human Services	29,410	27.2%	35,804	31.0%	33,071	28.8%	29,317	25.6%	127,602	28.2%
Gross profit	105,916	26.0%	120,672	27.5%	112,603	26.8%	112,932	25.9%	452,123	26.6%

Health Services	22,650	10.5%	21,907	9.5%	25,747	11.3%	27,868	12.1%	98,172	10.8%
U.S. Federal Services	11,525	14.0%	13,226	14.3%	10,586	13.8%	12,358	13.6%	47,695	14.0%
Human Services	17,074	15.8%	18,528	16.1%	19,470	17.0%	19,372	16.9%	74,444	16.5%
Other / Corporate	17		563		35		(1)		614
Selling, general and administrative expenses	51,266	12.6%	54,224	12.4%	55,838	13.3%	59,597	13.7%	220,925	13.0%

Health Services	25,544	11.8%	29,709	12.9%	29,153	12.7%	31,150	13.5%	115,556	12.7%
U.S. Federal Services	16,787	20.5%	20,026	21.6%	14,046	18.3%	12,239	13.5%	63,098	18.5%
Human Services	12,336	11.4%	17,276	15.0%	13,601	11.9%	9,945	8.7%	53,158	11.7%
Other / Corporate	(17)		(563)		(35)		1		(614)
Amortization of intangible assets	(1,353)		(1,468)		(1,542)		(1,527)		(5,890)
Total operating income	$53,297	13.1%	$64,980	14.8%	$55,223	13.2%	$51,808	11.9%	$225,308	13.2%

	Quarter Ended								Year Ended
	Dec. 31,	Percentage	Mar. 31,	Percentage	Jun. 30,	Percentage	Sept. 30,	Percentage	Sept. 30,	Percentage
	2012	of Revenue	2013	of Revenue	2013	of Revenue	2013	of Revenue	2013	of Revenue

Health Services	$147,051		$164,754		$171,710		$208,050		$691,565
U.S. Federal Services	28,080		32,342		44,853		61,983		167,258
Human Services	111,135		129,255		117,760		114,306		472,456
Revenue	286,266		326,351		334,323		384,339		1,331,279

Health Services	113,483		125,132		130,629		149,985		519,229
U.S. Federal Services	16,829		17,658		23,844		35,233		93,564
Human Services	79,424		86,117		85,290		81,622		332,453
Cost of revenue	209,736		228,907		239,763		266,840		945,246

Health Services	33,568	22.8%	39,622	24.0%	41,081	23.9%	58,065	27.9%	172,336	24.9%
U.S. Federal Services	11,251	40.1%	14,684	45.4%	21,009	46.8%	26,750	43.2%	73,694	44.1%
Human Services	31,711	28.5%	43,138	33.4%	32,470	27.6%	32,684	28.6%	140,003	29.6%
Gross profit	76,530	26.7%	97,444	29.9%	94,560	28.3%	117,499	30.6%	386,033	29.0%

Health Services	16,986	11.6%	17,670	10.7%	20,168	11.7%	28,307	13.6%	83,131	12.0%
U.S. Federal Services	6,697	23.8%	7,107	22.0%	7,374	16.4%	9,950	16.1%	31,128	18.6%
Human Services	17,395	15.7%	21,130	16.3%	20,481	17.4%	19,964	17.5%	78,970	16.7%
Other / Corporate	992		(230)		(177)		13		598
Selling, general and administrative expenses	42,070	14.7%	45,677	14.0%	47,846	14.3%	58,234	15.2%	193,827	14.6%

Health Services	16,582	11.3%	21,952	13.3%	20,913	12.2%	29,758	14.3%	89,205	12.9%
U.S. Federal Services	4,554	16.2%	7,577	23.4%	13,635	30.4%	16,800	27.1%	42,566	25.4%
Human Services	14,316	12.9%	22,008	17.0%	11,989	10.2%	12,720	11.1%	61,033	12.9%
Other / Corporate	(992)		230		177		(13)		(598)
Amortization of intangible assets	(1,144)		(1,171)		(1,160)		(1,408)		(4,883)
Acquisition-related expenses	(148)		(16)		(1,174)		(830)		(2,168)
Total operating income	$33,168	11.6%	$50,580	15.5%	$44,380	13.3%	$57,027	14.8%	$185,155	13.9%